Exhibit 23.2
    TBPELS REGISTERED ENGINEERING FIRM F-1580
    1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our Firm’s review of the proved oil and gas reserve quantities of APA Corporation as of December 31, 2025, and to all references to our Firm included in such Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
June 1, 2026
SUITE 2900, 350 7TH AVENUE, S.W.        CALGARY, ALBERTA T2P 3N9        TEL (403) 262-2799
555 17TH STREET, SUITE 985         DENVER, COLORADO 80202        TEL (303) 339-8110